Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-260589) pertaining to the 2009 Amended and Restated Stock Option and Restricted Stock Plan, 2018 Equity Incentive Plan, Aura Biosciences, Inc. 2021 Stock Option and Incentive Plan, and Aura Biosciences, Inc. 2021 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-263801) pertaining to the Aura Biosciences, Inc. 2021 Stock Option and Incentive Plan and Aura Biosciences, Inc. 2021 Employee Stock Purchase Plan,
(3)
Registration Statement (Form S-8 No. 333-270571) pertaining to the Aura Biosciences, Inc. 2021 Stock Option and Incentive Plan and the Aura Biosciences, Inc. 2021 Employee Stock Purchase Plan,
(4)
Registration Statement (Form S-8 No. 333-278252) pertaining to the Aura Biosciences, Inc. 2021 Stock Option and Incentive Plan and the Aura Biosciences, Inc. 2021 Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-3 No. 333-268105) of Aura Biosciences, Inc., and
(6)
Registration Statement (Form S-3 No. 333-278253) of Aura Biosciences, Inc.

of our report dated March 24, 2025, with respect to the consolidated financial statements of Aura Biosciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 24, 2025